UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2023

The Carlyle Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35538	45-2832612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Pennsylvania Avenue, NW
Washington,	DC	20004-2505
(Address of Principal Executive Offices)		(Zip Code)
(202) 729-5626
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CG	The Nasdaq Global Select Market
4.625% Subordinated Notes due 2061 of Carlyle Finance L.L.C.	CGABL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 30, 2023, The Carlyle Group Inc. (the “Company”) held its 2023 Annual Meeting of Shareholders (the “Annual Meeting”). As further described in Item 5.07 below, at the Annual Meeting, the Company’s shareholders approved The Carlyle Group Inc. Amended and Restated 2012 Equity Incentive Plan (the “Equity Incentive Plan”), which had been previously approved by the Company’s Board of Directors (the “Board”), subject to shareholder approval.
A description of the Equity Incentive Plan is set forth in the section entitled “Item 4. Approval of The Carlyle Group Inc. Amended and Restated 2012 Equity Incentive Plan” starting on page 38 of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on April 12, 2023 (the “Proxy Statement”), which is incorporated herein by reference. The description is qualified in its entirety by reference to the Equity Incentive Plan, a copy of which is attached hereto as Exhibit 10.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As previously disclosed, the Board approved, subject to shareholder approval, the Amended and Restated Certificate of Incorporation including an amendment to the Certificate of Incorporation that would declassify the Board over a three-year period, so that all directors stand for election annually from and after the 2026 Annual Meeting of Shareholders.
At the Annual Meeting, as further described in Item 5.07 below, the Company’s shareholders approved the Amended and Restated Certificate of Incorporation, which became effective upon the Company’s filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on June 1, 2023. A copy of the Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the Company’s shareholders considered six proposals, each of which is described in more detail in the Proxy Statement. The final voting results for each matter submitted to a vote of shareholders at the Annual Meeting were as follows:
Item 1. Election to our Board of Directors of the following four Class III director nominees for a three-year term:

	FOR	WITHHELD	BROKER NON-VOTES
William E. Conway, Jr.	289,588,750	9,688,995	27,634,918
Lawton W. Fitt	280,390,214	18,887,531	27,634,918
Mark S. Ordan	293,483,224	5,794,521	27,634,918
Anthony Welters	285,206,044	14,071,701	27,634,918
Item 2. Ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm for 2023

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
318,744,321	8,049,277	119,065	—
Item 3. Management Proposal to Reorganize the Board of Directors into One Class

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
298,938,543	244,773	94,429	27,634,918

Item 4. Approval of The Carlyle Group Inc. Amended and Restated 2012 Equity Incentive Plan

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
274,907,014	24,142,741	227,990	27,634,918
Item 5. Non-Binding Vote to Approve Named Executive Officer Compensation ("Say-on-Pay")

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
202,751,184	95,947,022	579,539	27,634,918
Item 6. Shareholder Proposal to Implement a Simple Majority Vote Requirement in Our Governing Documents

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
298,531,645	635,243	110,857	27,634,918

Item 9.01	Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of The Carlyle Group Inc.

10.1+	The Carlyle Group Inc. Amended and Restated 2012 Equity Incentive Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Management contract or compensatory plan or arrangement in which directors and/or executive officers are eligible to participate.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Carlyle Group Inc.

Date: June 1, 2023	By:	/s/ Jeffrey W. Ferguson
	Name:	Jeffrey W. Ferguson
	Title:	General Counsel